AGREEMENT AND PLAN OF MERGER

                                       OF
                             NOODLE KIDOODLE, INC.
                            (A New York Corporation)
                                       and
                             NOODLE KIDOODLE, INC.,
                            (A Delaware Corporation)


          AGREEMENT AND PLAN OF MERGER, dated as of January 19, 1996, by and between NOODLE KIDOODLE, INC. a New York corporation ("Noodle Kidoodle-NY"), and NOODLE KIDOODLE, INC., a Delaware corporation ("Surviving Corporation").

                              W I T N E S S E T H:

          Noodle Kidoodle-NY is a corporation duly organized and existing under the laws of the State of New York, with its principal office therein located at 105 Price Parkway, City of Farmingdale, County of Nassau.

          Surviving Corporation is a corporation duly organized and existing under the laws of the State of Delaware, with its principal office therein located at 1013 Centre Road, City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

          The authorized number of shares of Noodle Kidoodle-NY is 15,500,000 shares of which (i) 500,000 shares are preferred stock, $1.00 par value per share, of which no shares are currently outstanding, and (ii) 15,000,000 shares are common stock, par value $.10 per share, of which 5,369,690 shares are outstanding and entitled to vote.

          The authorized number of shares of Surviving Corporation is 16,000,000 shares of which (i) 1,000,000 shares are preferred stock, $.001 par value per share, of which no shares are currently outstanding, and (ii) 15,000,000 shares are common stock, $.001 par value, of which 100 shares are currently outstanding and entitled to vote.

          The Business Corporation Law of the State of New York permits the merger of a business corporation of the State of New York with and into a business corporation of another jurisdiction.

          The General Corporation Law of the State of Delaware permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Delaware .

          The Boards of Directors of Noodle Kidoodle-NY and Surviving Corporation deem it advisable for the mutual benefit of Noodle Kidoodle-NY and Surviving Corporation, and their respective shareholders, that Noodle Kidoodle-NY be merged with and into Surviving Corporation and have approved this Agreement and Plan of Merger (the "Agreement").

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and provisions hereinafter contained, the parties hereto agree that, in accordance with the applicable laws of the States of New York and Delaware, Noodle Kidoodle-NY shall be, at the Effective Date of the Merger (as hereinafter defined), merged with and into Surviving Corporation, which shall be the surviving corporation, and that the terms and conditions of such merger and the mode of carrying it into effect shall be as follows:

                                    ARTICLE I

                                     Merger

     1.1 On the Effective Date of the Merger, Noodle Kidoodle-NY shall be merged with and into Surviving Corporation. The separate existence of Noodle Kidoodle-NY shall cease and Surviving Corporation shall continue in existence and, without other transfer, succeed to and possess all the properties, rights, privileges, immunities, powers, purposes and franchises, of a public, as well as of a private nature, and shall be subject to all of the obligations, liabilities, restrictions, disabilities and duties of Noodle Kidoodle-NY and Surviving Corporation, all without further act or deed, as provided in Section 259 of the General Corporation Law of the State of Delaware.

     1.2 All rights of creditors and all liens upon the property of either Noodle Kidoodle-NY or Surviving Corporation shall be preserved unimpaired by the merger, and all debts, liabilities, obligations and duties, including, but not limited to, the obligations of Noodle Kidoodle-NY pursuant to any existing guarantees, leases, stock options or other contracts or agreements, of either Noodle Kidoodle-NY or Surviving Corporation shall, on the Effective Date of the Merger, become the responsibility and liability of Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities, obligations and duties had been incurred or contracted by it. All corporate acts, plans (including but not limited to stock option plans), policies, arrangements, approvals and authorizations of Noodle Kidoodle-NY, its shareholders, board of directors, officers and agents, which were valid and effective immediately prior to the Effective Date of the merger, shall be taken for all purposes as the acts, plans, policies, arrangements, approvals and authorizations of Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Noodle Kidoodle-NY.

     1.3 Prior to the Effective Date of theM merger, Noodle Kidoodle-NY and Surviving Corporation shall take all such action as shall be necessary or appropriate in order to effectuate the merger. In case at any time after the Effective Date of the Merger Surviving Corporation shall determine that any further conveyance, assignment or other documents or any further actions necessary or desirable to vest in or confirm to Surviving Corporation full title to all the properties, assets, rights, privileges and franchises of Noodle Kidoodle-NY, the officers and directors of Noodle Kidoodle-NY, at the expense of Surviving Corporation, shall execute and deliver all such instruments and take all such action as Surviving Corporation may determine to be necessary or desirable in order to vest in and confirm to Surviving Corporation title to and possession of all such properties, assets, rights, privileges and franchises, and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                       Terms and Conditions of the Merger

     The terms and conditions of the merger, including the manner and basis of converting the shares of capital stock of Noodle Kidoodle-NY into shares of capital stock of Surviving Corporation shall be as follows:

     2.1 Certificate of Incorporation. From and after the Effective Date of the Merger and until thereafter amended as provided by law, the Certificate of Incorporation of Surviving Corporation in effect on the date hereof, as set forth in Exhibit A shall be the Certificate of Incorporation of Surviving Corporation.

     2.2 By-laws. The By-laws of Surviving Corporation in effect on the Effective Date of the Merger shall continue in force and be the By-laws of Surviving Corporation until altered, amended or repealed.

     2.3 Directors and Officers. The directors and officers of Noodle Kidoodle-NY in office on the Effective Date of the Merger shall continue in office as, and be and constitute, the directors and officers of Surviving Corporation, each to hold office as provided by the By-laws until his successor shall have been elected and shall have qualified or until his earlier death, resignation or removal.

     2.4 Conversion of Outstanding Shares, Rights and Options. The manner and basis of converting the shares, rights and options to purchase shares of Noodle Kidoodle-NY into shares, rights and options to purchase shares of Surviving Corporation, and the cancellation and retirement of shares of Surviving Corporation, shall be as follows:

          2.4.1 The 100 shares of common stock, par value $.001 per share, of Surviving Corporation (all of which are owned beneficially by Noodle Kidoodle-NY) shall be canceled and retired, all rights in respect thereof shall cease, no shares of stock or other securities of Surviving Corporation shall be issued in respect thereof, and the $100 of capital applicable to such shares shall be eliminated.

          2.4.2 Each share of common stock, par value $.10 per share, of Noodle Kidoodle-NY issued and outstanding, or held in the treasury of Noodle Kidoodle-NY, on the Effective Date of the Merger shall forthwith and without the surrender of stock certificates or any other action, be converted into one fully-paid and non-assessable share of common stock, par value $.001 per share, of Surviving Corporation, issued and outstanding or held in the treasury of Surviving Corporation, as the case may be. All rights attached to shares of common stock of Noodle Kidoodle-NY, pursuant to the Rights Agreement between Manufacturers Hanover Trust Company and Greenman Bros. Inc. dated as of May 6, 1988, as amended in 1991, shall forthwith, without any other action, be converted into an identical right attached to the shares of common stock, par value $.001 per share, of the Surviving Corporation.

          2.4.3 Each option to purchase shares of common stock, par value $.10 per share, of Noodle Kidoodle-NY which has been granted pursuant to any stock option plan of Noodle Kidoodle-NY or otherwise, on the Effective Date of the Merger shall forthwith and without any action by the holder of such option, be converted into an option to purchase the same number of shares of common stock, par value $.001 per share, of Surviving Corporation on the same terms and with the same exercise price as such options contained immediately prior to the Effective Date of the Merger.

     2.5 Dividends. The holders of shares of common stock of Noodle Kidoodle-NY shall be entitled to receive from Surviving Corporation (i) those dividends, if any, which were declared by the Board of Directors of Noodle Kidoodle-NY prior to, but not yet paid, as of the Effective Date of the Merger and (ii) those dividends which may be declared by the Board of Directors of Surviving Corporation subsequent to the Effective Date of the Merger pursuant to the Certificate of Incorporation of Surviving Corporation, and no holder of shares of common stock of Noodle Kidoodle-NY shall be entitled to any other dividends which might otherwise accrue on or prior to the Effective Date of the Merger.

                                   ARTICLE III

                     Procedures Regarding Stock Certificates

     From and after the Effective Date of the Merger, each outstanding stock certificate theretofore representing shares of common stock of Noodle Kidoodle-NY shall represent the same number of shares of common stock of Surviving Corporation. Each holder of a certificate or certificates theretofore representing shares of common stock of Noodle Kidoodle-NY may, but shall not be required to, surrender the same to Surviving Corporation for cancellation and exchange or transfer, and each such holder or his transferee shall be entitled to receive certificates representing one share of the common stock of Surviving Corporation for each share of common stock of Noodle Kidoodle-NY represented by the certificates surrendered. Until so surrendered for cancellation and exchange or transfer each outstanding certificate which, prior to the Effective Date of the Merger, represented shares of common stock of Noodle Kidoodle-NY, shall be deemed and treated for all purposes to represent the ownership of the same number of shares of the common stock of Surviving Corporation as though such surrender had taken place.

                                   ARTICLE IV

                                 Effective Date

     This Agreement has been submitted to the stockholder of Surviving Corporation and the shareholders of Noodle Kidoodle-NY at meetings held on January 4, 1996 and January 19, 1996, as provided by the applicable laws of the States of New York and Delaware. This Agreement has been duly authorized and adopted by the requisite votes of the holder of common stock of Surviving Corporation and holders of common stock of Noodle Kidoodle-NY. If this Agreement is not terminated pursuant to the provisions of Article V hereof, then a certificate of ownership and merger shall be filed in accordance with the laws of the State of Delaware and a certificate of merger shall be filed in
accordance with the laws of the State of New York.    The merger shall become
effective upon the filing of the certificate of ownership and merger with the Secretary of State of the State of Delaware and the filing of a certificate of merger with the Secretary of State of the State of New York (the "Effective Date of the Merger").


                                    ARTICLE V

                     Approval of Shareholders ---- Termination

     5.1 This Agreement has been submitted to, and approved and adopted by, the shareholders of Noodle Kidoodle-NY and the stockholder of Surviving Corporation, as provided by law, and it shall take effect and be deemed and be taken to be the Agreement and Plan of Merger of Noodle Kidoodle-NY and Surviving Corporation upon the execution, filing and recording of such documents and the doing of such other acts and things as shall be required for accomplishing the merger under the provisions of the applicable statutes of the State of New York and of the State of Delaware.

     5.2 At any time prior to the filing of the certificate of merger with the Secretary of State of the State of New York and the filing of the certificate of ownership and merger with the Secretary of State of the State of Delaware, this Agreement may be terminated by the board of directors of either Noodle Kidoodle-NY or Surviving Corporation, notwithstanding the approval of this Agreement by either or both of the shareholders of Noodle Kidoodle-NY and the stockholder of Surviving Corporation, if for any reason the board of directors of Noodle Kidoodle-NY or Surviving Corporation determines that it is inadvisable to proceed with the merger, including, without limitation, giving consideration to the number of shares for which appraisal rights have been exercised and the cost to Noodle Kidoodle-NY thereof.

     5.3 In the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 5.2, this Agreement shall become null and void and have no effect, without any liability on the part of either Noodle Kidoodle-NY or Surviving Corporation or any of their respective shareholders, stockholders, directors or officers.

                                   ARTICLE VI

                   Certain Agreements of Surviving Corporation

     6.1 Surviving Corporation, as the surviving corporation, hereby agrees that it may be served with process in the State of New York in any proceeding for the enforcement of any liability or obligation of Noodle Kidoodle-NY or of the rights of a dissenting shareholder of Noodle Kidoodle-NY.

     6.2 Surviving Corporation, as the surviving corporation, hereby irrevocably appoints the Secretary of State of the State of New York as its agent to accept service of process in any action or proceeding described in
Section 6.1.

     6.3 Surviving Corporation, as the surviving corporation, hereby agrees that it will promptly pay to dissenting shareholders, if any, of Noodle Kidoodle-NY the amount, if any, to which such dissenting shareholders shall be entitled pursuant to the laws of the State of New York.

                                   ARTICLE VII

                                  Miscellaneous

     7.1 This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     7.2 The headings of the several articles herein have been inserted for convenience of reference only and are not intended to be a part or to affect the meaning or interpretation of this Agreement.


          IN WITNESS WHEREOF, each of Noodle Kidoodle-NY and Surviving Corporation, pursuant to authority duly given by resolutions adopted by its Board of Directors has caused these presents to be executed in its name by its President or a Vice-President and its corporate seal to be affixed and attested by its Secretary or an Assistant Secretary.


(Corporate Seal)              NOODLE KIDOODLE, INC.
                                             (New York)


Attest:                       By: /s/ Stewart Katz
                                      President
/s/ William A. Johnson, Jr.
     Secretary


(Corporate Seal)              NOODLE KIDOODLE, INC.
                                             (Delaware)


Attest:                       By:  /s/ Stewart Katz
                                       President

/s/ William A. Johnson, Jr.
         Secretary